Exhibit 99.1

Zogenix Announces Proposed Public Offering of Common Stock

SAN DIEGO, Calif., November 4, 2013 — Zogenix, Inc. (Nasdaq: ZGNX), a pharmaceutical company developing and commercializing products for the treatment of central nervous system disorders and pain, announced today that it intends to offer and sell $60 million of shares of its common stock in an underwritten public offering. Zogenix also expects to grant to the underwriters for the offering a 30-day option to purchase additional shares of common stock, representing 15% of the offering amount, to cover over-allotments, if any. All of the shares to be sold in the offering are to be sold by Zogenix. Zogenix intends to use the net proceeds from the offering to fund pre-commercialization and commercialization activities for ZohydroTM ER, additional development activities of Zohydro ER and ReldayTM, and for working capital and other general corporate purposes. Zogenix may also use a portion of the net proceeds to in-license, acquire or invest in complementary businesses or products.

Stifel, Leerink Swann LLC and Wells Fargo Securities, LLC are acting as book-running managers for the offering. Oppenheimer & Co. and William Blair & Company, L.L.C. are acting as co-managers for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered by Zogenix pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by calling (415) 364-2500; or from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525 or by email at Syndicate@Leerink.com; or from Wells Fargo Securities, LLC, 1525 West W.T. Harris Boulevard, NC0675, Charlotte, NC 28262, Attention: Capital Markets Client Support, by telephone at 1-800-326-5897 or by emailing cmclientsupport@wellsfargo.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the Securities and Exchange Commission at http://www.sec.gov.

About Zogenix

Zogenix, Inc. (Nasdaq: ZGNX), with offices in San Diego and Emeryville, California, is a pharmaceutical company committed to developing and commercializing therapies that address specific clinical needs for people living with CNS and pain-related conditions who need innovative treatment alternatives to help them return to normal daily functioning. Zogenix recently received FDA approval for Zohydro ER (hydrocodone bitartrate) extended-release capsules, the first extended-release oral formulation of hydrocodone without acetaminophen. Zogenix developed and commercialized the first needle-free subcutaneous injection, SUMAVEL® DosePro® (sumatriptan injection) for migraine and cluster headache. The development pipeline for Zogenix includes a once-monthly subcutaneous injection for schizophrenia.

Forward Looking Statements

Zogenix cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding Zogenix’s expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Zogenix’s business, including those described in the company’s periodic filings with the Securities and Exchange Commission.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SUMAVEL®, DosePro®, ReldayTM and ZohydroTM ER are trademarks of Zogenix, Inc.

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FPR

INVESTORS:

Zack Kubow | The Ruth Group

646.536.7020 | zkubow@theruthgroup.com

MEDIA:

Amy Wheeler | The Ruth Group

646.536.7025 | awheeler@theruthgroup.com